UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 1, 2016

Sequential Brands Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-37656	47-4452789
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

601 West 26th Street, 9th Floor

New York, NY 10001

(Address of Principal Executive Offices/Zip Code)

(646) 564-2577

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Witten communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

On July 1, 2016 (the “Closing Date”), Sequential Brands Group, Inc. (the “Company”) completed the acquisition of all of the assets and liabilities primarily related to, or used in, the fitness, yoga and wellness consumer products (including accessories, apparel and media) business of Gaiam, Inc. (“Gaiam”), other than those certain assets and liabilities described in Item 2.01 below (the “Brand Business”). The Company closed the acquisition pursuant to the terms of a membership interest purchase agreement (the “Brand Purchase Agreement”) between the Company, its wholly-owned subsidiary SBG-Gaiam Holdings, LLC (formerly known as Stretch & Bend Holdings, LLC) (“SBH”), and Gaiam, dated as of May 10, 2016 and previously disclosed by the Company. In completing the acquisition, the Company purchased from Gaiam all of the equity interests in Gaiam Brand Holdco, LLC (“Brand Holdco,” and together with its subsidiaries, the “Brand Companies”), which on the Closing Date held, directly or indirectly, all of the assets and liabilities of the Brand Business. The Company is a party to the Brand Purchase Agreement solely to guaranty SBH’s performance of its payment obligations under the Brand Purchase Agreement, such that Gaiam may recover directly from the Company without first seeking to exhaust any remedy against SBH after SBH has breached or defaulted on the guaranteed obligations.

Item 1.01 Entry into a Material Definitive Agreement.

On the Closing Date, the Company and certain of its subsidiaries entered into (i) the Third Amended and Restated First Lien Credit Agreement (the “BoA Credit Agreement”) with Bank of America, N.A., as administrative agent and collateral agent (in such capacities, the “Bank of America Agent”) and the lenders party thereto and (ii) the Third Amended and Restated Credit Agreement (the “GSO Credit Agreement”) with Wilmington Trust, National Association, as administrative agent and collateral agent (in such capacities, the “GSO Agent”) and the lenders party thereto. The Company used a portion of the proceeds of the $287.5 million loans made to the Company under the BoA Credit Agreement and the $415.0 million loans made to the Company under the GSO Credit Agreement to fund the payment of the purchase price with respect to the acquisition of the Brand Business and costs and expenses incurred in connection with such acquisition and related transactions.

New BoA Credit Agreement

The BoA Credit Agreement provides for several five-year credit facilities, consisting of (i) Tranche A Term Loans in an aggregate principal amount of $133.0 million (the “Tranche A Loans”), (ii) Tranche A-1 Term Loans in an aggregate principal amount of $44.5 million (the “Tranche A-1 Loans” and, together with the Tranche A Loans, the “BoA Term Loans”) and (iii) revolving credit commitments in the aggregate principal amount of $110.0 million (the “Revolving Credit Facility” and, the loans under the Revolving Credit Facility, the “Revolving Loans”). On the Closing Date, the total amount outstanding under the BoA Credit Agreement was $258.0 million, including (i) $133.0 million of Tranche A Loans, (ii) $44.5 million of Tranche A-1 Loans and (iii) $80.5 million of Revolving Loans.

The loans under the BoA Credit Agreement bear interest, at the Company’s option, at a rate equal to (i) with respect to the Revolving Loans and the Tranche A Loans (a) the LIBOR rate plus 3.50% per annum or (b) the base rate plus 2.50% per annum and (ii) with respect to the Tranche A-1 Loans (a) the LIBOR rate plus 7.00% per annum or (b) the base rate plus 6.00% per annum. The undrawn portions of the commitments under the Revolving Credit Facility are subject to a commitment fee of 0.375% per annum.

The Company’s obligations under the BoA Credit Agreement and any hedging or cash management obligations entered into by the Company or any of its current and future domestic restricted subsidiaries (the “BoA Facility Subsidiary Guarantors” and, together with the Company, the “BoA Facility Loan Parties”) with a lender under the BoA Credit Agreement, the Bank of America Agent or an affiliate of any such person are guaranteed by the BoA Facility Loan Parties. The BoA Facility Loan Parties’ obligations under the BoA Credit Agreement are secured by substantially all of their assets, subject to certain customary exceptions.

The Company may make voluntary prepayments of the loans outstanding under the BoA Credit Agreement, subject to the payment of customary “breakage” costs with respect to LIBOR-based borrowings and, in certain cases, to the prepayment premium set forth in the BoA Credit Agreement. Additionally, the Company is mandated to make prepayments (without payment of a premium or penalty) under the BoA Credit Agreement amounting to: (i) the loans outstanding under the BoA Credit Agreement plus, (a) where intellectual property is disposed, 50.0% of the disposed intellectual property’s orderly liquidation value, and (b) where any other assets constituting collateral are disposed or upon the receipt of certain insurance proceeds, 100% of the net proceeds thereof, subject to certain reinvestment rights; and (ii) the Tranche A-1 Loans to the extent that the outstanding principal amount thereof exceeds 10.0% of the orderly liquidation value of the registered trademarks owned by the BoA Facility Loan Parties. Commencing on September 30, 2016, the BoA Term Loans will amortize in quarterly installments of $5.0 million.

The BoA Credit Agreement contains customary representations and warranties and customary affirmative and negative covenants applicable to the BoA Facility Loan Parties and their subsidiaries. Moreover, the BoA Credit Agreement contains financial covenants that require the BoA Facility Loan Parties and their subsidiaries to (i) maintain a positive net income, (ii) satisfy a maximum loan to value ratio set at 50.0% (applicable to the Revolving Loans and Tranche A Loans) and (iii) satisfy a maximum consolidated first lien leverage ratio, initially set at 2.80:1.00, decreasing over the term of the BoA Credit Agreement until reaching the final maximum ratio of 2.50:1.00 for the fiscal quarter ending September 30, 2018 and thereafter.

The BoA Credit Agreement contains certain customary events of default, including a change of control. If an event of default occurs and is not cured within any applicable grace period or not waived, the Bank of America Agent, at the request of the lenders under the BoA Credit Agreement, must take various actions, including, without limitation, the acceleration of amounts due under the BoA Credit Agreement.

The Company may request an increase in (i) the Revolving Credit Facility and Tranche A Loans as would not cause the consolidated first lien leverage ratio, determined on a pro forma basis after giving effect to any such increase, to exceed 2.33:1.00 and (ii) the Tranche A-1 Loans, as would not cause the consolidated first lien leverage ratio, determined on a pro forma basis after giving effect to any such increase, to exceed (a) with respect to any increase, the proceeds of which will be used solely to finance an acquisition, 2.50:100 and (b) with respect to any other increase, 2.40:1.00, subject to the satisfaction of certain conditions in the BoA Credit Agreement.

New GSO Credit Agreement

The GSO Credit Agreement provides for a six-year $415.0 million senior secured term loan facility. The Company may request one or more additional term loan facilities or the increase of term loan commitments under the GSO Credit Agreement as would not cause the consolidated total leverage ratio, determined on a pro forma basis after giving effect to any such addition and increase, to exceed 6.00:1.00, subject to the satisfaction of certain conditions in the GSO Credit Agreement.

The loans under the GSO Credit Agreement bear interest, at the Company’s option, at a rate equal to either (i) the LIBOR rate plus an applicable margin of 8.25% or 9.00% per annum or (ii) the base rate plus an applicable margin of 7.25% or 8.00% per annum, in each case based upon the consolidated total leverage ratio.

The Company’s obligations under the GSO Credit Agreement and any hedging or cash management obligations entered into by the Company or any of its current and future domestic restricted subsidiaries (the “GSO Facility Subsidiary Guarantors” and, together with the Company, the “GSO Facility Loan Parties”) with a lender under the GSO Credit Agreement, the GSO Agent or an affiliate of any such person are guaranteed by the GSO Facility Loan Parties. The GSO Facility Loan Parties’ obligations under the GSO Credit Agreement are secured by substantially all of their assets, subject to certain customary exceptions.

The Company may make voluntary prepayments of the loans outstanding under the GSO Credit Agreement, subject to the payment of customary “breakage” costs with respect to LIBOR-based borrowings and, in certain cases, to the prepayment premium set forth in the GSO Credit Agreement. The Company is mandated to make prepayments (without payment of a premium or penalty) of loans outstanding under the GSO Credit Agreement amounting to: (i) where intellectual property is disposed, 50.0% of the disposed intellectual property’s orderly liquidation value, (ii) where any other asset constituting collateral is disposed or upon the receipt of certain insurance proceeds, 100% of the net proceeds thereof, subject to certain reinvestment rights, and (iii) any consolidated excess cash flow, in an amount equal to (a) in the event the consolidated total leverage ratio is at least 4.00:1.00, 75% thereof, (b) in the event the consolidated total leverage ratio is less than 4.00:1.00 but at least 3.00:1.00, 50% thereof and (c) in the event the consolidated total leverage ratio is less than 3.00:1.00, 0% thereof. Commencing on March 31, 2017,the Loans under the GSO Credit Agreement will amortize in quarterly installments, equal to 2.00% per annum of the original aggregate principal amount thereof.

The GSO Credit Agreement contains customary representations and warranties and customary affirmative and negative covenants applicable to the GSO Facility Loan Parties and their subsidiaries. Moreover, the GSO Credit Agreement contains financial covenants that require the GSO Facility Loan Parties and their subsidiaries to satisfy (i) a maximum consolidated total leverage ratio, initially set at 7.25:1.00, decreasing over the term of the GSO Credit Agreement until reaching the final maximum ratio of 6.50:1.00 for the fiscal quarter ending September 30, 2018 and thereafter and (ii) a maximum consolidated first lien leverage ratio, initially set at 2.80:1.00, decreasing over the term of the GSO Credit Agreement until reaching the final maximum ratio of 2.50:1.00 for the fiscal quarter ending September 30, 2018 and thereafter.

The GSO Credit Agreement contains certain customary events of default, including a change of control. If an event of default occurs and is not cured within any applicable grace period or is not waived, the GSO Agent, at the request of the lenders under the GSO Credit Agreement, is required to take various actions, including, without limitation, the acceleration of amounts due thereunder.

Amendment to Intercreditor Agreement

In connection with the BoA Credit Agreement and the GSO Credit Agreement, on the Closing Date, the Bank of America Agent and the GSO Agent also entered into an amendment to the Intercreditor Agreement, dated as of December 4, 2015, between Bank of America and Wilmington Trust, National Association, as acknowledged by the Company and the guarantors party thereto (the “Intercreditor Agreement Amendment”). The Intercreditor Agreement Amendment reflects the incurrence of the additional indebtedness by the Company under each of the BoA Credit Agreement and the GSO Credit Agreement.

The foregoing descriptions of the BoA Credit Agreement, the GSO Credit Agreement and the Intercreditor Agreement Amendment are not intended to be complete and are qualified in their entirety by reference to the full text of the BoA Credit Agreement, the GSO Credit Agreement and the Intercreditor Agreement Amendment, copies of which are filed as Exhibits 10.2, 10.3 and 10.4, respectively, to this Current Report on Form 8-K and which are incorporated herein by reference.

Item 1.02 Termination of a Material Definitive Agreement.

On the Closing Date, in connection with the execution and funding of the BoA Credit Agreement and GSO Credit Agreement described in Item 1.01 above, the Company terminated (i) its Second Amended and Restated First Lien Credit Agreement, dated as of April 8, 2015 (the “Existing BoA Credit Agreement”), between the Company, the guarantors party thereto, the lenders party thereto and Bank of America, N.A., as administrative agent and collateral agent (the “BoA Termination”) and (ii) its Second Amended and Restated Credit Agreement, dated as of December 4, 2015 (“Existing GSO Credit Agreement”), between the Company, the guarantors party thereto, the lenders party thereto and Wilmington Trust, National Association, as administrative agent and collateral agent (the “GSO Termination”).

In connection with the BoA Termination, all outstanding loans under the Existing BoA Credit Agreement and the Existing GSO Credit Agreement, in the amounts of $173.0 million and $368.0 million, respectively, were rolled over to the BoA Credit Agreement or GSO Credit Agreement, respectively, and are deemed to have been made to the Company under the BoA Credit Agreement or the GSO Credit Agreement.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The information under the “Explanatory Note” above is incorporated herein by reference.

Brand Purchase Agreement with Gaiam

At the closing of the Brand Purchase Agreement, pursuant to the agreement’s terms, SBH paid net cash consideration to Gaiam of approximately $130.0 million. This consideration represents the $145.7 million purchase price, net of certain estimated closing adjustments, including the payment of a working capital escrow in the amount of $5.01 million deposited into an escrow account with a third party escrow agent, minus the escrowed amount described below, minus the Brand Companies’ estimated indebtedness, plus the Brand Companies’ estimated closing cash and cash equivalents and minus the Brand Companies’ estimated unpaid transaction expenses (including any change of control payments). After the closing, the parties will calculate the final net cash consideration based on the actual closing amounts of the estimated closing adjustments. If the final net cash consideration exceeds the estimated net cash consideration paid at the closing, SBH will, within three business days of such determination, pay a cash amount equal to the excess to Gaiam, and Gaiam and SBH will deliver a joint instruction to the escrow agent to distribute all funds remaining in the escrow account to Gaiam. If the final net cash consideration is less than the estimated net cash consideration paid at the closing, Gaiam and SBH will, within three business days of such determination, deliver a joint instruction to the escrow agent to distribute from the escrow account (a) to SBH a cash amount equal to the deficit (such deficit not to exceed the amount in escrow), and (b) to Gaiam any portion of the escrowed amount remaining thereafter.

The assets and liabilities transferred to the Company as part of the Brand Purchase Agreement do not encompass those covered by a purchase agreement between Gaiam and Fit for Life LLC (“FFL Purchaser”), dated as of May 10, 2016 and previously disclosed by the Company (the “FFL Purchase Agreement”). Among the assets not encompassed by the Brand Purchase Agreement are all the working capital assets of Gaiam consisting of inventory, accounts receivable and other physical assets, such as furniture and other operating assets, in each case, related to each Brand Company’s business.

Assignment Agreement with Fit for Life, LLC

On the Closing Date, the Company also consummated the transactions contemplated by the assignment and assumption agreement (the “Assignment Agreement”) between the Company, SBH and FFL Purchaser, dated as of May 10, 2016 and previously disclosed by the Company. Pursuant to the Assignment Agreement, FFL Purchaser assumed certain liabilities of the Brand Companies related to the Brand Business and accepted and assumed from the applicable Brand Company, and SBH caused the applicable Brand Company, to assign, convey, transfer and deliver to FFL Purchaser, all right, title and interest of the applicable Brand Company in and to certain contracts relating to the assets acquired by the FFL Purchaser under the FFL Purchase Agreement and relating to the Brand Business, excluding the following: (a) any assets of SBH or any of the Brand Companies not assigned under the Assignment Agreement; (b) cash or cash equivalents of SBH or any of the Brand Companies; and (c) any intellectual property owned by SBH or any of the Brand Companies.

The foregoing descriptions of the Brand Purchase Agreement and the Assignment Agreement are qualified by reference to the full text of the Brand Purchase Agreement and the Assignment Agreement, copies of which are filed as Exhibits 2.1 and 10.1, respectively, to this Current Report on Form 8-K and which are incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 above is incorporated herein by reference.

Item 9.01        Financial Statements and Exhibits

(a)	Financial Statements of Businesses Acquired.

The Company intends to file the financial statements of Gaiam required by Item 9.01(a) as part of an amendment to this Current Report on Form 8-K not later than 71 calendar days after the date this Current Report on Form 8-K is required to be filed.

(b)	Pro Forma Financial Information.

The Company intends to furnish the pro forma financial information required by Item 9.01(b) as an amendment to this Current Report on Form 8-K not later than 71 days after the date this Current Report on Form 8-K is required to be filed.

Exhibit No.	Description
2.1*

Membership Interest Purchase Agreement, dated as of June 10, 2016, between SBG-Gaiam Holdings, LLC (formerly known as Stretch & Bend Holdings, LLC), Sequential Brands Group, Inc. and GAIAM, Inc. (incorporated by reference to Exhibit 2.1 of Sequential Brands Group, Inc.’s Current Report on Form 8-K filed with the Securities and Exchange Commission on May 16, 2016).

10.1	Assignment and Assumption Agreement, dated as of May 10, 2016, between SBG-Gaiam Holdings, LLC (formerly known as Stretch & Bend Holdings, LLC), Sequential Brands Group, Inc. and Fit for Life LLC. (incorporated by reference to Exhibit 10.1 of Sequential Brands Group, Inc.’s Current Report on Form 8-K filed with the Securities and Exchange Commission on May 16, 2016).
10.2	Third Amended and Restated First Lien Credit Agreement, dated as of July 1, 2016, between Sequential Brands Group, Inc., certain subsidiaries of Sequential Brands Group, Inc. named therein, Bank of America, N.A., as administrative agent and collateral agent and the lenders party thereto.
10.3	Third Amended and Restated Credit Agreement, dated as of July 1, 2016, between Sequential Brands Group, Inc., certain subsidiaries of Sequential Brands Group, Inc. named therein, Wilmington Trust, National Association, as administrative agent and collateral agent and the lenders party thereto.
10.4	Amendment No. 1, dated as of July 1, 2016, to the Intercreditor Agreement, dated as of December 4, 2015, between Bank of America, N.A., as administrative agent and collateral agent and Wilmington Trust, National Association, as administrative agent and collateral agent, and acknowledged by Sequential Brands Group, Inc. and the guarantors party thereto.

* This exhibit excludes schedules and exhibits pursuant to Item 601(b)(2) of Regulation S-K, which the registrant undertakes to furnish supplementally to the Securities and Exchange Commission upon request by the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEQUENTIAL BRANDS GROUP, INC.

Date: July 7, 2016	By:	/s/ Gary Klein
Name: Gary Klein
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
2.1*

Membership Interest Purchase Agreement, dated as of June 10, 2016, between SBG-Gaiam Holdings, LLC (formerly known as Stretch & Bend Holdings, LLC), Sequential Brands Group, Inc. and GAIAM, Inc. (incorporated by reference to Exhibit 2.1 of Sequential Brands Group, Inc.’s Current Report on Form 8-K filed with the Securities and Exchange Commission on May 16, 2016).

10.1	Assignment and Assumption Agreement, dated as of May 10, 2016, between SBG-Gaiam Holdings, LLC (formerly known as Stretch & Bend Holdings, LLC), Sequential Brands Group, Inc. and Fit for Life LLC. (incorporated by reference to Exhibit 10.1 of Sequential Brands Group, Inc.’s Current Report on Form 8-K filed with the Securities and Exchange Commission on May 16, 2016).
10.2	Third Amended and Restated First Lien Credit Agreement, dated as of July 1, 2016, between Sequential Brands Group, Inc., certain subsidiaries of Sequential Brands Group, Inc. named therein, Bank of America, N.A., as administrative agent and collateral agent and the lenders party thereto.
10.3	Third Amended and Restated Credit Agreement, dated as of July 1, 2016, between Sequential Brands Group, Inc., certain subsidiaries of Sequential Brands Group, Inc. named therein, Wilmington Trust, National Association, as administrative agent and collateral agent and the lenders party thereto.
10.4

Amendment No. 1, dated as of July 1, 2016, to the Intercreditor Agreement, dated as of December 4, 2015, between Bank of America, N.A., as administrative agent and collateral agent and Wilmington Trust, National Association, as administrative agent and collateral agent, and acknowledged by Sequential Brands Group, Inc. and the guarantors party thereto.

* This exhibit excludes schedules and exhibits pursuant to Item 601(b)(2) of Regulation S-K, which the registrant undertakes to furnish supplementally to the Securities and Exchange Commission upon request by the Securities and Exchange Commission.